EXHIBIT 23.1(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Nos. 333-89333, 333-70290, 333-44306, 333-70210, 333-85340, 333-90848 (as amended), 333-114104, 333-116279) on Form S-8 of our report dated February 15, 2007, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Bsquare Corporation for the year ended December 31, 2006.

Seattle, Washington	/s/ Moss Adams LLP
February 15, 2007